EXHIBIT 32.2

CERTIFICATION

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code).

In connection with the annual report on Form 10-K of Minim, Inc. (the “Company”) for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Dustin Tacker, Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2023	By:	/s/ Dustin Tacker
Dustin Tacker
Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.